Exhibit 5.1

June 17th, 2005

ZymoGenetics, Inc.

1201 Eastlake Avenue East

Seattle, Washington 98102

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with the proceedings for the authorization and issuance by ZymoGenetics, Inc., a Washington corporation (the “Company”), of up to $200,000,000 of your common stock, no par value (the “Common Stock”), and the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), which has been filed with the Securities and Exchange Commission with respect to the Common Stock.

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. Based on the foregoing, we are of the opinion that upon the happening of the following events:

(a) the filing and continued effectiveness of the Registration Statement and any amendments thereto,

(b) due execution by the Company and registration by its registrar of the Common Stock,

(c) the offering and sale of the Common Stock, as contemplated by the Registration Statement and any amendments and/or prospectus supplements thereto, and

(d) receipt by the Company of the consideration required for the Common Stock to be sold by the Company as contemplated by the Registration Statement and any amendments and/or prospectus supplements thereto, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/    PERKINS COIE LLP